EXHIBIT 23A


                       ARTICLES OF INCORPORATION

                                  OF

                        BLANKINSHIP FUNDS, INC.



FIRST: The undersigned Rex I. Blankinship, whose address is 1210 S. Huntress Ct., McLean, VA 22102, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation (hereinafter called the Corporation) is Blankinship Funds, Inc.

THIRD: The Corporation is formed for the purpose of carrying on any lawful business, which may include acting as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the '1940 Act'), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

FOURTH: The address of the principal office of the Corporation in the State of Maryland is c/o Corporate Creations Network Inc., 8812 Monard Drive, Silver Spring, Maryland 20910.

FIFTH: The name of the resident agent of the Corporation in the State of Maryland is Corporate Creations Network Inc., 8812 Monard Drive, Silver Spring, Maryland 20910. The resident agent is a Maryland corporation.

SIXTH: (1) The Corporation is authorized to issue one hundred million (100,000,000) shares, all of which shall be Common Stock having a par value of one-tenth of one cent ($0.001) per share and an aggregate par value of one hundred thousand dollars ($100,000.00), in any class or classes, each comprising such number of such shares and having such preferences, rights, voting powers and terms of redemption as shall be determined by resolution of the Board of Directors of the Corporation. Such Shares shall be classified initially as the 'Blankinship Value Fund'. Blankinship Value Fund and any other series hereafter established are each referred to herein as a 'Series.' The establishment and designation of a Series (or where there is more than one class in any Series, any class) of such shares shall be effective upon (a) the authorization of such Series or class by a resolution of the Board of Directors, authorizing the issuance of such shares of such Series or class and determining the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares; and (b) the filing for record with the State Department of Assessments and Taxation of the articles supplementary if required by Section 2-208, or the successor thereto, of the Maryland General Corporation Law. At any time when there are no such shares outstanding for a particular Series or class previously established and designated by the Board of Directors, that Series or class may be eliminated by a resolution of the Board of Directors and the filing of the articles supplementary if required by Section 2-208 of the Maryland General Corporation Law.

(2) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each Series (or where there is more than one class in any Series, each class) of the Corporation's stock shall be determined separately from those of each other Series or class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from Series to Series, or class to class.

(3) Except as otherwise provided herein, all consideration received by the Corporation for the issuance or sale of shares of a Series (or where there is more than one class in any Series, a class) of stock of the Corporation, together with all funds derived from any investment and reinvestment thereof, shall irrevocably belong to that class for all purposes, subject only to any automatic conversion of one such Series or class of stock into another, as hereinafter provided for, and to the rights of creditors, and shall be so recorded upon the books of account of the Corporation, and are herein referred to as 'assets belonging to' such Series or class.

(4) The assets belonging to a Series (or where there is more than one class in any Series, a class) shall be charged with the liabilities of the Corporation in respect of such Series or class and with such Series' or class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series or class bears to the net asset value of all Series or classes or as otherwise determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a Series or class.

(5) The assets of a class or series of stock of the Corporation may be invested together with the assets belonging to another currently existing or hereafter created class or series of stock of the Corporation. The Board of Directors shall have the authority to allocate, or cause to be allocated, a series' assets, liabilities, income or expenses to one or more classes of such series, in such amounts and at such times as the Board of Directors (or their designees) shall determine. Any such allocation shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock.


(6) Shares of each Series (or where there is more than one class in any Series, each class) shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such Series or class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to any Series (or where there is more than one class in any Series, any class) may vary with respect to each such Series or class to reflect differing allocations of the expenses of the Corporation among the holders of the Series or classes and any resultant differences between the net asset values per share of the Series or classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period not to exceed seventy-two (72) hours prior to the record date of the dividend.

(7) Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one (1) vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single Series (or where there is more than one class in any Series, a single class) except with respect to any matter which affects only one (1) or more (but less than all) Series or classes of stock, in which case only the holders of shares of the Series or classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of the Common Stock and any additional Series or class hereafter established and designated pursuant to this Article SIXTH hereof shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the Series or class of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a 'Plan') with respect to the Series or class of which they are holders, (ii) notwithstanding the foregoing, voting rights with respect to any matter that affects the Series or class to which they have rights of automatic conversion pursuant to this Article SIXTH hereof, and (iii) no voting rights with respect to the provisions of any Plan that affects one or more of such Series or class, but not the Series or class of which they are holders, or with respect to any other matter that does not affect the Series or class of which they are holders.

(8) In the event of the liquidation or dissolution of the Corporation, stockholders of each Series (or where there is more than one class in any Series, each class) of the Corporation's stock shall be entitled to receive, as a Series or class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular Series or class of stock, the assets attributable to such Series or class less the liabilities allocated to that Series or class; and the assets so distributable to the stockholders of any Series (or where there is more than one class in any Series, any class) of stock shall be distributed among such stockholders in proportion to the number of shares of the Series or class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular Series or class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all Series or classes in proportion to the net asset value of the respective Series or classes or as otherwise determined by the Board of Directors.

(9) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge, deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock.

(b) The proceeds of the redemption of a share (including a fractional share) of any Series (or where there is more than one class in any Series, any class) of capital stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

(c) (i) The term 'Minimum Amount' when used herein shall mean one thousand dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed one hundred thousand dollars ($100,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

(ii) If the net asset value of the shares of a Series (or where there is more than one class in any Series, a class) of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

(iii) The notice referred to in paragraph (ii) of this subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty (30) days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge, deferred sales charge, redemption fee or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the charter of the Corporation.

(d) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven (7) days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

(10) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option, to redeem shares of stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (a) failure to provide the Corporation with a tax identification number, (b) failure to maintain ownership of a specified minimum number of shares of any class or series of stock of the Corporation and (c) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

(11) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the 'Corporation's Registration Statement'), shares of a particular Series (or where there is more than one class in any Series, a particular class) or certain shares of a particular Series or class may be automatically converted into shares of another Series or class based on the relative net asset values of such Series or classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Series or classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

(12) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

(13) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

SEVENTH: The initial number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

                          Rex I. Blankinship
                           Alexander J. Falk
                         Archibald N. Stewart

EIGHTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

(1) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

(a) is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation;

(b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

(c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any Series (or where there is more than one class in any Series, any class) of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any Series or class, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

(d) is authorized to increase or decrease the aggregate number of shares of stock of the Corporation or the number of such shares of any Series (or where there is more than one class in any Series, any class) that the Corporation has authority to issue;

(e) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including those in Article SIXTH hereof) shall apply to each Series (or where there is more than one class in any Series, each class) unless otherwise provided by the Board of Directors prior to issuance of any shares of that Series or class;

(f) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of any Series (or where there is more than one class in any Series, any class) of the Corporation's stock; and

(g) is authorized to change the name of the Corporation and to change the name or other designation of any class or series of the Corporation's stock.

(2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all Series (or where there is more than one class in any Series, all classes) or of any Series or class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

(3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more Series (or where there is more than one class in any Series, one or more classes) of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each Series or class entitled to vote as a Series or class on the matter shall constitute a quorum.

(4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular Series (or where there is more than one class in any Series, a particular class) of the Corporation's stock, as to the charging of any liability of the Corporation to a particular Series or class of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

NINTH: (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability apples to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

(2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

(3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

(4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.




                                  /s/ Rex I. Blankinship
                                  --------------------------
                                      Rex I. Blankinship

   Date:    March 13, 2003